UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on August 12, 2019, the board of directors (the “Board”) of Dynavax Technologies Corporation (the “Company”) appointed Andrew A. F. Hack, M.D., Ph.D., to serve as a Class I Director, to serve until the 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. As of the date of his appointment to the Board, it had not yet been determined on which committees of the Board Dr. Hack would serve.

This Form 8-K/A is being filed to disclose that on October 2, 2019 the Board appointed Dr. Hack to the Audit Committee of the Board, effective immediately, and determined that Dr. Hack is independent under applicable U.S. Securities and Exchange Commission requirements and the Nasdaq listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: October 4, 2019	By:	/s/ STEVEN N. GERSTEN .
Steven N. Gersten
Senior Vice President